Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Asterias Biotherapeutics, Inc., of our reports dated March 9, 2015 relating to the financial statements and the effectiveness of Asterias Biotherapeutic, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California
May 21, 2015